UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Supplemental Disclosures

The purpose of this Form 8-K is to update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-206605, filed by Willis Group Holdings Public Limited Company (referred to as “Willis”) with the Securities and Exchange Commission (the “Commission”), declared effective by the Commission on October 13, 2015, and mailed by Willis and Towers Watson & Co. (referred to as “Towers Watson”) to their respective shareholders or stockholders, as applicable, commencing on October 13, 2015. The information contained in this Form 8-K is incorporated by reference into the above-mentioned joint proxy statement/prospectus. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the joint proxy statement/prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information in the joint proxy statement/prospectus. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the joint proxy statement/prospectus.

Pro Forma Financial Information

As previously disclosed, on November 19, 2015, Willis, Towers Watson, and Merger Sub entered into an amendment to the Merger Agreement (referred to as the “Amendment”), pursuant to which, among other things, the parties agreed that Towers Watson intends to declare and pay a one-time special cash dividend in an amount equal to $10.00 per share of Towers Watson common stock, which dividend would be declared and paid to record holders of Towers Watson common stock as of the close of business on the third business day immediately prior to the closing date (referred to as the “Towers Watson pre-merger special dividend”).

In connection with the Amendment, Willis and Towers Watson have revised the unaudited pro forma condensed consolidated financial information, prepared to give effect to the Merger (taking into account the increase in the Towers Watson pre-merger special dividend from $4.87 to $10.00 per share of Towers Watson common stock), which was included in the joint proxy statement/prospectus. The revised unaudited pro forma condensed consolidated financial information is set forth below.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA

The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Willis ordinary shares and Towers Watson common stock. The unaudited pro forma and pro forma equivalent per share financial information gives effect to the pending Merger as if the transaction had occurred on September 30, 2015 for book value per share data and as of January 1, 2014 for net income per share data.

The unaudited consolidated pro forma per share income statement information for the year ended December 31, 2014 combines: (i) the historical consolidated statement of income of Willis for the fiscal year ended December 31, 2014, and (ii) the historical consolidated statement of income of Towers Watson for the twelve months ended December 31, 2014, which was derived by adding the consolidated statement of income for the fiscal year ended June 30, 2014 to the unaudited consolidated condensed statement of income for the three months ended September 30, 2014 and the unaudited consolidated condensed statement of income for the three months ended December 31, 2014 and deducting both the unaudited consolidated condensed statement of income for the three months ended September 30, 2013 and the unaudited consolidated condensed statement of income for the three months ended December 31, 2013.

The unaudited consolidated pro forma per share income statement information for the nine months ended September 30, 2015 combines: (i) the historical unaudited condensed consolidated statement of income of Willis for the nine months ended September 30, 2015 and (ii) the historical unaudited condensed consolidated statement of income of Towers Watson for the nine months ended September 30, 2015, which was derived by deducting the unaudited condensed consolidated statement of income for the three months ended December 31, 2014 and the three months ended September 30, 2014 from the consolidated statement of income for the fiscal year ended June 30, 2015 and adding the condensed consolidated statement of income for the three months ended September 30, 2015.

The Towers Watson pro forma equivalent data per ordinary share financial information is calculated by multiplying the combined unaudited pro forma data per ordinary share amounts by the Exchange Ratio.

        The following information should be read in conjunction with the unaudited and audited financial statements of Willis in Willis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended by Item 8 contained in Willis’ Current Report on Form 8-K filed on August 21, 2015, and the unaudited and audited financial statements of Towers Watson, in Towers Watson’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which are incorporated by reference in the joint proxy statement/prospectus; see “Where You Can Find More Information” set forth in the joint proxy statement/prospectus. The unaudited pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been completed as of the date indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to project balance sheet data or results of operations data as of any future date or for any future period.

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014

Willis Historical Per Share Data
Earnings per share — basic	$2.21	$2.03
Earnings per share — diluted	$2.18	$2.00
Cash dividends declared per common share	$0.93	$1.20
Book value per share (as of period end)	$13.29	$11.11

Fiscal Year ended June 30, 2015

Towers Watson Historical Per Share Data

Earnings per share — basic	$5.52

Earnings per share — diluted	$5.50
Cash dividends declared per common share	$0.60
Book value per share (as of period end)	$42.32

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014

Unaudited Pro Forma Consolidated Per Share Data
Earnings per share — basic	$4.18	$2.93
Earnings per share — diluted	$4.14	$2.91
Cash dividends declared per common share(i)	$0.93	$1.20
Book value per share (as of period end)	$78.46	n/a

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2015	2014

Unaudited Pro Forma Equivalent Per Share Data for Towers Watson(ii)
Earnings per share — basic	$2.38	$0.52
Earnings per share — diluted	$2.38	$0.52
Cash dividends declared per common share(i)	$0.93	$1.20
Book value per share (as of period end)(iii)	$120.78	n/a

(i)	The unaudited pro forma cash dividends per share are the same as Willis’ historical cash dividends per share. Under Willis’ current dividend policy, the board of directors considers matters such as financial results, capital requirements, general business conditions and any other such matters that it believes to be a relevant factor in determining whether or not to declare a dividend.

(ii)	The unaudited pro forma equivalent per share data for Towers Watson are calculated by multiplying the preliminary unaudited pro forma combined per share data by the Exchange Ratio which is then consolidated (i.e., giving effect to the Consolidation).

(iii)	On the third business day immediately prior to the closing date, Towers Watson intends to declare and pay the Towers Watson pre-merger special dividend, in an amount of $10.00 per share of Towers Watson common stock, approximately $694 million in the aggregate based on approximately 69 million Towers Watson shares issued and outstanding at September 30, 2015.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information, which is referred to in the joint proxy statement/prospectus as the unaudited pro forma financial information, is presented to illustrate the estimated effects of the Merger based on the historical financial statements and accounting records of Willis and Towers Watson after giving effect to the Merger, and the Merger-related pro forma adjustments as described in these notes. The accompanying notes indicate where the unaudited pro forma financial information gives effect to the Consolidation.

The fiscal year of Willis ends on December 31 and the fiscal year of Towers Watson ends on June 30. The following unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2014 was prepared based on the following historical periods: (i) the historical consolidated statement of income of Willis for the year ended December 31, 2014 and (ii) the historical consolidated statement of income of Towers Watson for the twelve months ended December 31, 2014, which was derived by adding the consolidated statement of income for the fiscal year ended June 30, 2014 to the unaudited consolidated condensed statement of income for the three months ended September 30, 2014 and the unaudited consolidated condensed statement of income for the three months ended December 31, 2014, and deducting both the unaudited consolidated condensed statement of income for the three months ended September 30, 2013 and the unaudited consolidated condensed statement of income for the three months ended December 31, 2013.

The following unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2015 was prepared based on the following historical periods: (i) the historical unaudited condensed consolidated statement of income of Willis for the nine months ended September 30, 2015 and (ii) the historical unaudited condensed consolidated statement of income of Towers Watson for the nine months ended September 30, 2015, which was derived by deducting the unaudited condensed consolidated statement of income for the three months ended December 31, 2014 and the three months ended September 30, 2014 from the consolidated statement of income for the fiscal year ended June 30, 2015 and adding the unaudited condensed consolidated statement of income for the three months ended September 30, 2015.

The following unaudited pro forma condensed consolidated balance sheet was prepared based on the following historical dates: (i) the historical unaudited condensed consolidated balance sheet of Willis as of September 30, 2015 and (ii) the historical unaudited consolidated balance sheet of Towers Watson as of September 30, 2015. For further information on historical Towers Watson financial information, refer to Note 1 and Note 2, respectively, of the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the Merger and is provided for illustrative purposes only. The unaudited pro forma condensed consolidated statements of income assume that the Merger occurred on January 1, 2014, and do not necessarily reflect what Willis’ results of operations would have been had the Merger occurred on such date or for any future or historical period. The unaudited pro forma condensed balance sheet assumes that the Merger occurred on September 30, 2015. The unaudited pro forma condensed balance sheet does not necessarily reflect what Willis’ financial position would have been had the Merger been completed on September 30, 2015, or for any future or historical period.

The unaudited pro forma financial information was prepared using the acquisition method of accounting with Willis treated as the accounting acquirer and, therefore, the historical basis of Willis’ assets and liabilities was not affected by the Merger. The unaudited pro forma financial information has been developed from and should be read in conjunction with the Willis and Towers Watson unaudited and audited consolidated financial statements and related notes contained in the unaudited and audited consolidated financial statements of Willis in Willis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Item 8 contained in Willis’ Current Report on Form 8-K filed on August 21, 2015, and the unaudited and audited financial statement of Towers Watson in Towers Watson’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and Annual Report on Form 10-K for the year ended June 30, 2015, which have been incorporated by reference into the joint proxy statement/prospectus. For purposes of developing the Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2015, Towers Watson’s assets, including identifiable intangible assets, and liabilities have been recorded at their estimated fair values and the excess aggregate Merger Consideration has been assigned to goodwill. For purposes of developing the Unaudited Pro Forma Condensed Income Statements for the year ended December 31, 2014, and for the nine months ended September 30, 2015, the effects of amortization of the adjustments arising from the estimated fair values described above have been recognized. The fair values assigned in this unaudited pro forma financial information are preliminary and represent Willis management’s and Towers Watson’s management’s best estimate of fair value and are subject to revision.

Certain historical balances of Towers Watson have been reclassified to conform to the financial presentation of Willis. Willis management and Towers Watson management expects that there could be additional reclassifications following the Merger. Additionally, Willis management and Towers Watson management will continue to assess Willis’ and Towers Watson’s respective accounting policies for any additional adjustments that may be required to conform Towers Watson’s accounting policies to those of Willis.

The unaudited pro forma financial information is provided for illustrative purposes only and is based on adjustments that are preliminary and are based upon available information and certain assumptions that Willis management and Towers Watson management believes are reasonable under the circumstances, as described in the accompanying notes to the unaudited pro forma consolidated financial information. The unaudited pro forma financial information has not been adjusted to give effect to certain expected financial benefits of the Merger, such as revenue synergies, tax savings and cost synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed consolidated financial information does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Willis would have been had the Merger occurred on the dates indicated, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, potentially significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the date of the unaudited pro forma financial information.

Prior to the closing date, Towers Watson intends to declare and pay the Towers Watson pre-merger special dividend, in an amount of $10.00 per share of Towers Watson common stock, approximately $694 million in the aggregate based on approximately 69 million Towers Watson shares issued and outstanding at September 30, 2015. Upon closing of the Merger, Towers Watson stockholders will receive 2.6490 Willis ordinary shares in exchange for each issued and outstanding share of Towers Watson common stock. For purposes of this unaudited pro forma financial information, the estimated aggregate consideration to complete the Merger would have been approximately $8.5 billion based upon a per share price of $46.13, the closing price of Willis ordinary shares on November 27, 2015, and approximately 69 million shares of Towers Watson common stock outstanding as of September 30, 2015.

ASC 805, Business Combinations, requires that the consideration transferred be measured at the date the Merger is completed at the then-current market price. This requirement will likely result in a total consideration that is different from the amount assumed in this unaudited pro forma condensed consolidated financial information. Based on approximately 69 million shares of Towers Watson common stock outstanding as of September 30, 2015 and the Exchange Ratio described above, each dollar increase (decrease) in the per share price of Willis ordinary shares will result in a $184 million increase (decrease) in the total consideration for the transaction, substantially all of which Willis expects would be recorded as an increase (decrease) in the amount of goodwill recorded in the transaction. The outstanding number of shares of Towers Watson common stock will change prior to the closing of the Merger due to transactions in the ordinary course, including the vesting of outstanding Towers Watson equity awards. These changes are not expected to have a material effect on this unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2015

	Historical Willis	Historical Towers Watson	Pro Forma Adjustments (Note 2)		Pro Forma
	(Millions, except per share data)
	(Unaudited)

REVENUES
Commissions and fees	$2,839	$2,705	$(1)	a,m	$5,543
Investment income	10	3	—	a	13
Other income	6	—	—		6

Total revenues	2,855	2,708	(1)		5,562

EXPENSES
Salaries and benefits	(1,698)	(1,614)	22	a,k,o	(3,290)
Other operating expenses	(516)	(538)	23	a,e,m,p,	(1,031)
Depreciation expense	(70)	(80)	40	b	(110)
Amortization of intangible assets	(53)	(48)	(302)	a,c	(403)
Restructuring costs	(93)	—	—		(93)

Total expenses	(2,430)	(2,280)	(217)		(4,927)

OPERATING INCOME	425	428	(218)		635
Other income (expense), net	26	57	—		83
Interest expense	(103)	(6)	(2)	a,g	(111)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, AND INTEREST IN EARNINGS OF ASSOCIATES	348	479	(220)		607

Income taxes	37	(161)	78	h	(46)

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	385	318	(142)		561
Interest in earnings of associates, net of tax	17	—	—		17

NET INCOME	402	318	(142)		578
Less: net income attributable to noncontrolling interests	(5)	(1)	—		(6)

NET INCOME ATTRIBUTABLE TO WILLIS	$397	$317	$(142)		$572

EARNINGS PER SHARE — BASIC AND DILUTED
— Basic earnings per share	$2.21	$4.57		l	$4.18
— Diluted earnings per share	$2.18	$4.56		l	$4.14

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.93	$0.45			$0.93

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2014

	Historical Willis	Historical Towers Watson	Pro Forma Adjustments (Note 2)		Pro Forma
	(Millions, except per share data)
	(Unaudited)

REVENUES
Commissions and fees	$3,767	$3,620	$(123)	a,m,n	$7,264
Investment income	16	4	—	a	20
Other income	19	—	—		19

Total revenues	3,802	3,624	(123)		7,303

EXPENSES
Salaries and benefits	(2,314)	(2,170)	28	a,k,o	(4,456)
Other operating expenses	(659)	(717)	(3)	a,m,p,	(1,379)
Depreciation expense	(92)	(105)	47	b	(150)
Amortization of intangible assets	(54)	(72)	(469)	a,c	(595)
Restructuring costs	(36)	—	—		(36)

Total expenses	(3,155)	(3,064)	(397)		(6,616)

OPERATING INCOME	647	560	(520)		687
Other income (expense), net	6	5	—		11
Interest expense	(135)	(9)	(6)	a,g	(150)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, AND INTEREST IN EARNINGS OF ASSOCIATES	518	556	(526)		548
Income taxes	(159)	(180)	185	h	(154)

INCOME FROM CONTINUING OPRATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	359	376	(341)		394
Interest in earnings of associates, net of tax	14	—	—		14

NET INCOME FROM CONTINUING OPERATIONS	373	376	(341)		408
Income from discontinued operations, net of tax	—	4	—		4

NET INCOME	373	380	(341)		412
Less: net income attributable to noncontrolling interests	(11)	(3)	—		(14)

NET INCOME ATTRIBUTABLE TO WILLIS	$362	$377	$(341)		$398

EARNINGS PER SHARE — BASIC AND DILUTED
— Basic earnings per share	$2.03	$5.37		l	$2.93
— Diluted earnings per share	$2.00	$5.34		l	$2.91

CASH DIVIDENDS DECLARED PER COMMON SHARE	$1.20	$0.58			$1.20

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As at September 30, 2015

	Historical Willis	Historical Towers Watson	Pro Forma Adjustments (Note 2)		Pro Forma
	(Millions)
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$466	$700	$(357)	g	$809
Short-term investments	—	59	—		59
Accounts receivable, net	1,100	814	—	a	1,914
Fiduciary assets	10,509	33	—		10,542
Deferred tax assets	19	26	(2)	h	43
Other current assets	240	96	(7)	g	329

Total current assets	12,334	1,728	(366)		13,696

NON-CURRENT ASSETS
Fixed assets, net	531	397	(234)	b	694
Goodwill	3,150	2,230	3,988	d	9,368
Other intangible assets, net	665	643	3,408	c	4,716
Investments in associates	171	—	—		171
Deferred tax assets	51	62	(49)	h	64
Pension benefits asset	700	121	—		821
Other non-current assets	211	83	6	g	300

Total non-current assets	5,479	3,536	7,119		16,134

TOTAL ASSETS	$17,813	$5,264	$6,753		$29,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Fiduciary liabilities	$10,509	$33	$—		$10,542
Deferred revenue and accrued expenses	520	555	(50)	a,e,f,g,n	1,025
Income taxes payable	21	28	14	a,h	63
Current portion of long-term debt	323	25	(25)	g	323
Deferred tax liabilities	20	4	48	h	72
Other current liabilities	488	192	(9)	a,m,p	671

Total current liabilities	11,881	837	(22)		12,696

NON-CURRENT LIABILITIES
Long-term debt	2,248	329	362	g	2,939
Liability for pension benefits	285	464	—	a	749
Deferred tax liabilities	160	120	1,040	a,h	1,320
Provision for liabilities	199	237	—		436
Other non-current liabilities	502	279	(32)	a,e,p	749

Total non-current liabilities	3,394	1,429	1,370		6,193

TOTAL LIABILITIES	15,275	2,266	1,348		18,889

REDEEMABLE NONCONTROLLING INTEREST	52	—	—		52
EQUITY
Total Willis stockholders’ equity	2,393	2,982	5,405	e,i,j,k,o	10,780
Noncontrolling interests	93	16	—		109

Total equity	2,486	2,998	5,405		10,889

TOTAL LIABILITIES AND EQUITY	$17,813	$5,264	$6,753		$29,830

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in millions, except per share data and where indicated)

1. Basis of pro forma presentation

As previously disclosed, pursuant to the Merger Agreement, as amended by the Amendment, Willis will combine with Towers Watson, a leading provider of advisory services and solutions across four business segments: (i) benefits; (ii) risk and financial services, (iii) exchange solutions, and (iv) talent and rewards. If the Merger is completed, Towers Watson stockholders will have the right to receive 2.6490 Willis ordinary shares for each share of Towers Watson common stock owned as of immediately prior to the effective time of the Merger. Upon completion of the Merger, Towers Watson stock options and other equity awards will convert into stock options and equity awards with respect to Willis ordinary shares, after giving effect to the Exchange Ratio. On the third business day immediately prior to the closing date, Towers Watson intends to declare and pay a one-time pre-merger special dividend, in an amount of $10.00 per share of Towers Watson common stock, approximately $694 million in the aggregate based on approximately 69 million Towers Watson shares issued and outstanding at September 30, 2015.

The Exchange Ratio is fixed and will not be adjusted for changes in the market value of Willis ordinary shares or Towers Watson common stock. Because the Exchange Ratio was fixed at the time the Merger Agreement was executed and because the market value of Willis ordinary shares and Towers Watson common stock will continue to fluctuate, Towers Watson stockholders cannot be sure of the value of the shares of Willis ordinary shares they will receive relative to the value of their shares of Towers Watson common stock and will likely result in a per share equity component different from the $46.13 closing share price of Willis ordinary shares on November 27, 2015 that is assumed for purposes of this unaudited pro forma financial information, and that difference may be material. Subject to customary closing conditions, the Merger is currently expected to be completed by December 31, 2015.

The Merger will be accounted for using the acquisition method of accounting with Willis considered the acquirer of Towers Watson.

The accompanying unaudited pro forma financial information is intended to reflect the impact of the Merger on Willis’ consolidated financial statements and presents pro forma consolidated financial position and results of operations of Willis based on the historical financial statements of Willis and Towers Watson after giving effect to the Merger and pro forma adjustments as described in these notes. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results. The accompanying unaudited pro forma financial information is presented for illustrative purposes only and has not been adjusted to give effect to certain expected financial benefits of the Merger, such as revenue synergies, tax savings and cost synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Merger as if it had occurred on September 30, 2015, and the Unaudited Pro Forma Condensed Consolidated Statements of Income give effect to the Merger as if it had occurred on January 1, 2014.

Fair Value Adjustments

The unaudited pro forma financial information reflects the preliminary assessment of fair values and lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary discussions between Willis and Towers Watson management, due diligence efforts and information available in public filings. The allocation of the aggregate Merger Consideration used in the preliminary unaudited pro forma condensed consolidated financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the Merger. The final determination of the allocation of the aggregate Merger Consideration will be based on the actual tangible assets and liabilities, and the intangible assets of Towers Watson at the effective time of the Merger. In particular, the final valuation of intangible assets and the assessment of their useful lives may change significantly from the preliminary estimates, which could result in a material change to the amortization of intangible assets.

Purchase price

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the estimated fair values of the identifiable assets acquired and liabilities assumed and the excess of the aggregate Merger Consideration over these fair values is recorded in goodwill. The fair value of the aggregate Merger Consideration in the unaudited pro forma financial information is approximately $8.5 billion. This amount was derived based on the outstanding shares of Towers Watson common stock at September 30, 2015, the Exchange Ratio and a price per share of Willis ordinary shares of $46.13, which represents the closing price on November 27, 2015. The actual number of Willis ordinary shares issued to Towers Watson stockholders upon closing of the Merger will be based on the actual number of shares of Towers Watson common stock outstanding when the Merger closes, and the valuation of those shares will be based on the trading prices of Willis ordinary shares at that time. Towers Watson equity awards outstanding at the time of the closing of the Merger will be converted into equity awards of Willis ordinary shares, after giving effect to the Exchange Ratio. The terms of these awards, including vesting provisions, will be identical to those of the historical Towers Watson equity awards, except that a grantee’s Towers Watson stock equity awards will vest if the grantee’s employment is terminated without “cause” within 12 months following the effective time of the Merger.

The table below presents the preliminary aggregate Merger Consideration as if the Merger had closed on September 30, 2015, along with a preliminary allocation of the aggregate Merger Consideration to the assets acquired and liabilities assumed.

Preliminary Aggregate Merger Consideration

Number of shares of Towers Watson common stock outstanding as of September 30, 2015	69 million
Willis share price on November 27, 2015	$46.13
Exchange ratio	2.6490
Number of Willis ordinary shares to be issued (prior to Consolidation)	184 million

(Millions)
Calculation of preliminary estimated aggregate Merger Consideration:
Estimated fair value of 184 million Willis ordinary shares (i)	$8,486

Preliminary estimated aggregate Merger Consideration	$8,486

(i)	The estimated fair value per share is based on the closing prices of shares of Willis ordinary shares at November 27, 2015.

Preliminary Allocation of Aggregate Merger Consideration

(Millions)

Cash and cash equivalents	$343
Accounts receivable, net	814
Other current assets	181
Fixed assets, net	163
Goodwill	6,218
Other intangible assets (i)	4,051
Other non-current assets	222
Deferred tax liabilities	(1,212)
Other current liabilities	(659)
Other non-current liabilities	(944)
Long term debt, including current portion (ii)	(691)

Allocated Aggregate Merger Consideration	$8,486

(i)	Represents identified finite life intangible assets; primarily relates to customer relationships, core/developed technology and other marketing related intangibles.

(ii)	Represents amounts outstanding on new credit facilities following repayment of term loans ($194 million) and Towers Watson’s revolving credit facility ($160 million) and assumed draw down to fund $337 million of the $694 million Towers Watson pre-merger special dividend.

Upon completion of the fair value assessment following the Merger, Willis and Towers Watson anticipate the ultimate fair values of the net assets acquired will differ from the preliminary assessment outlined above. Generally, changes to the initial estimates of the fair value of assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Other Transaction-related Adjustments

The unaudited pro forma financial information reflects certain reclassifications of Towers Watson balance sheet and statement of income categories to conform to Willis’ presentation.

The unaudited pro forma financial information reflects certain adjustments to eliminate transactions between Willis and Towers Watson.

The unaudited pro forma financial information does not reflect any adjustments to conform Towers Watson’s accounting policies to those adopted by Willis as no such adjustments were identified that would have a material effect on the unaudited pro forma financial information.

Further review may identify additional reclassifications, intercompany transactions or differences between accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma financial information of the combined company. At this time, Willis and Towers Watson are not aware of any reclassifications, intercompany transactions or accounting policy differences that would have a material impact on the unaudited pro forma financial information that are not reflected in these pro forma adjustments.

Items Not Adjusted in the Unaudited Pro Forma Financial Information

The unaudited pro forma financial information does not include any adjustments for liabilities or related costs that may result from integration activities. Significant liabilities and related costs may ultimately be recorded for employee severance or relocation, costs of vacating some facilities and costs associated with other exit and integration activities. These items have not been considered with regard to potential tax planning strategies that may result from the Merger.

2. Transaction-related Adjustments

The unaudited pro forma financial information reflects the following adjustments:

a)	Conforming reclassifications and adjustments. Certain reclassifications have been made to amounts in the Towers Watson historical balance sheet and statement of income to conform to Willis’ presentation, including reclassifying Towers Watson’s accounts payable, accrued liabilities and deferred income and employee-related liabilities caption headings into their component parts and presenting components of Towers Watson’s professional and subcontracted services, occupancy and general and administrative expenses within the relevant Willis captions.

b)	Fixed assets. Towers Watson’s property and equipment is reflected at book value. No adjustment has been made because it was preliminarily assumed that the recorded book value in the Towers Watson balance sheet approximates the fair value. As such, there is no adjustment to depreciation expense resulting from a pro forma fair value adjustment. Adjustments have been recognized to eliminate Towers Watson’s historical internally developed software of $234 million as of September 30, 2015, and related amortization of $47 million and $40 million for the year ended December 31, 2014 and the nine months ended September 30, 2015 respectively, because the fair value of these assets has been reflected within the core/developed technology intangible assets.

c)	Intangible assets. Adjustments to eliminate Towers Watson’s historical identifiable intangible assets of $643 million and related amortization of $72 million for the year ended December 31, 2014 and $48 million for the nine months ended September 30, 2015 and to reflect the preliminary estimated fair values of Towers Watson’s identifiable intangible assets and related amortization that management has determined based on estimates and assumptions that it considers to be reasonable. The primary assets include customer relationships, core/developed technology and other marketing related intangibles. The amortization adjustment for the customer relationship asset is based on a preliminary assumption of amortization on an accelerated basis (i.e. reducing balance). Other acquired finite-lived intangible assets such as core/developed technology and marketing related intangibles are amortized on a straight line basis. These assumptions are subject to further analysis and may change, which would result in a change to the incremental amortization adjustment included in the unaudited pro forma financial information. The following table presents information about the identifiable intangible assets:

	Preliminary Fair Value	Estimated Useful Life in Years	Nine months ended September 30, 2015 Amortization	Year ended December 31, 2014 Amortization
	(Millions)		(Millions)

Customer relationships	$2,691	7 – 14	$269	$433
Core/developed technology	526	7	56	75
Marketing related	834	25	25	33

Total pro forma adjustments	$4,051		$350	$541

d)	Goodwill. Adjustments to eliminate Towers Watson’s historical goodwill and record the preliminary fair value of goodwill resulting from the Merger. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

e)	Transaction-related costs. Adjustments to record liabilities of $102 million as of September 30, 2015 for advisory fees and other transaction-related settlements related to, and as a consequence of, the Merger with a corresponding adjustment to Willis shareholders’ equity. The amount does not include estimates for fees that are not readily determinable or factually supportable. Transaction-related costs of $21 million, net of related tax benefits, incurred in the nine months ended September 30, 2015, have been excluded for pro forma financial information purposes.

f)	Change of control clauses. Adjustments to record liabilities for estimated payments of $5 million, net of related tax benefits, due under change of control clauses in certain executive officer management contracts.

g)	Long-term debt. Adjustments to record the repayment of Towers Watson’s term loan and revolving credit facility of $194 million and $160 million, respectively, as of September 30, 2015 and the elimination of related interest expense of $4 million and $6 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively. Adjustments to recognize the draw down on the revolving credit facility to partially fund the Towers Watson pre-merger special dividend of $337 million and the repayment of Towers Watson’s term loan and revolving credit facility. Adjustments to record related interest expense and amortization of related deferred debt issuance costs of $10 million and $8 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively and record debt issue costs of $7 million as at September 30, 2015.

h)	Income taxes. Adjustments to record the deferred tax impact of acquisition accounting adjustments, primarily related to intangible assets, including customer relationships, core/developed technology, and marketing-related intangibles, the current and deferred tax consequence of the repatriation of foreign earnings to partially fund the pre-merger special dividend, and the income and deferred tax impact of the pro forma adjustments. The incremental deferred tax assets and liabilities and the income tax expense were calculated based on the U.S. and foreign statutory rates where fair value adjustments were estimated. A U.S. statutory rate of 40% was used. Pro forma adjustments for income tax purposes have been determined without giving effect to any tax savings that may result from potential tax planning strategies that may be employed following the Merger.

i)	Willis ordinary shares issuance. An estimated 184 million Willis ordinary shares will be issued to Towers Watson stockholders as the Merger Consideration in connection with the Merger, based on Towers Watson shares of common stock outstanding as of September 30, 2015, at a per share price of $46.13, which was the closing price on November 27, 2015, for a total value of approximately $8.5 billion.

j)	Towers Watson stockholders’ equity. The elimination of all historical balances of Towers Watson stockholders’ equity, including common stock, additional paid-in capital, treasury stock, retained earnings and accumulated other comprehensive loss.

k)	Pension amortization. Adjustments to remove the net periodic benefit costs of $23 million and $22 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively, associated with the amortization of net actuarial losses and prior service credits/costs for Towers Watson’s pension plans. Net actuarial gains and losses and prior service credits are included in the accumulated other comprehensive income component of equity. Because Towers Watson’s equity, including accumulated other comprehensive income/(loss), net, is eliminated in the opening balance sheet, the results for the periods following the Merger will not include any impact from amortization of these deferred net actuarial gains and losses and prior service credits.

l)	Earnings per share. The unaudited pro forma combined basic and diluted earnings per share for the year ended December 31, 2014 and the nine months ended September 30, 2015 is calculated as follows:

	Year ended December 31, 2014	Nine months ended September 30, 2015
	(Millions, except per share data)

Willis historic average basic shares in issue	178	180
Shares issued for Towers Watson (i)	184	184

Willis historic average basic shares in issue (before Consolidation)	362	364
Willis historic average basic shares in issue (after Consolidation of 1:2.6490 shares)	136	137
Dilutive effect of securities (after Consolidation of 1:2.6490 shares)	1	1

Diluted weighted average shares outstanding (after Consolidation of 1:2.6490 shares)	137	138

Pro forma net income attributable to Willis	$398	$572
Earnings per share — basic	$2.93	$4.18
Earnings per share — diluted	$2.91	$4.14

(i)	Shares issued for Towers Watson based on approximately 69 million Towers Watson shares outstanding at September 30, 2015 and the Exchange Ratio.

m)	Intercompany trading. Adjustments to eliminate trading between Willis and Towers Watson of $2 million and $1 million for the year ended December 31, 2014 and the nine months ended September 30, 2015.

n)	Deferred income. Adjustment to reduce Towers Watson’s historical accrual of deferred income in excess of the value of the remaining performance obligation assumed by Willis as part of the business combination of $161 million as of September 30, 2015, for purposes of the unaudited condensed consolidated pro forma balance sheet, and an adjustment to reduce amounts recorded from commissions and fees of $121 million has been included for the year ended December 31, 2014.

o)	Share based compensation. Adjustments of $5 million and $nil, to recognize Towers Watson share-based payments in accordance with Willis’ accounting policies, for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.

p)	Deferred rent. Adjustment to remove deferred rent credit related to lease incentives of $46 million as of September 30, 2015 and the elimination of the related income statement benefit of $3 million and $3 million, net of tax, for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.

Where You Can Find Additional Information

In connection with the proposed merger of Towers Watson and Willis Group, Willis Group filed a registration statement on Form S-4 with the Commission that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. The registration statement on Form S-4 was declared effective by the Commission on October 13, 2015. Each of Towers Watson and Willis Group mailed the joint proxy statement/prospectus to its respective stockholders on or around October 13, 2015. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE COMMISSION AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWERS WATSON, WILLIS GROUP AND THE PROPOSED TRANSACTION. You may obtain the joint proxy statement/prospectus and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus and the other documents filed by Towers Watson and Willis Group with the Commission by requesting them in writing from Towers Watson, 901 N. Glebe Road, Arlington, VA 22203, Attention: Investor Relations, or by telephone at (703) 258-8000, or from Willis Group, Brookfield Place, 200 Liberty Street, 7th Floor, New York, NY, 10281-1003, Attention: Investor Relations, or by telephone at (212) 915-8084.

Responsibility Statement

The directors of Willis accept responsibility for the information contained in this document other than that relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Willis (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis Group, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Towers Watson’s and Willis Group’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Towers Watson stockholders and Willis Group shareholders to approve the transaction; the failure of the transaction to close for any reason; the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition; compliance with extensive government regulation; the combined company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses.

Additional risks and factors are identified under “Risk Factors” in Willis’ and Towers Watson’s Annual Reports on Form 10-K for their most recent fiscal years, as may be updated in their subsequent filings with the Commission, and under “Risk Factors” in the joint proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither Towers Watson or Willis Group undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Executive Vice President and Group General Counsel